MILLENNIUM INDIA ACQUISITION COMPANY ANNOUNCES RESULTS FOR ITS PRINCIPAL INVESTMENT –  SMC GLOBAL – FOR THE YEAR ENDED MARCH 31, 2010

New York – July 6, 2010 – Millennium India Acquisition Company, Inc. (“Millennium”) [NASDAQ: SMCG], a closed-end investment fund focused on emerging market leaders within the fast-growing Indian economy, today announced audited GAAP results for its principal investment – SMC Global. On a GAAP basis for the fiscal year ended March 31, 2010, SMC Global had total revenues of approximately $ 59.67 million (Rs. 2,683.32 million) and Net Loss of approximately $ 4.01 million (Rs. 180.14 million). For the fiscal year ended March 31, 2009, SMC Global previously announced total revenues of approximately $ 33.7 million (Rs. 1,714.1 million) and Net Loss of approximately $ 1.9 million (Rs. 96.7 million).

SMC Global is one of India’s leading financial services companies, offering retail and institutional brokerage, equity and commodity research, equity, commodity and derivative arbitrage and trading, on-line trading services, investment banking, custodial services, clearing services, and distribution of mutual funds, IPOs and insurance products, and wealth management services.

SMC Global publishes its financial information in Indian Rupees. All translations from Indian Rupees to U.S. dollars are made on the basis of an exchange rate of Rs. 44.95 = U.S.$1.00 as of March 31, 2010 and are made solely for the convenience of the reader.

Subhash Chand Aggarwal, Chairman of SMC Global, said “Despite challenging market conditions, we achieved revenue growth of about 77% – FY10 revenues were $ 59.67 million, compared to $ 33.7 million in FY09. Overall, compared to the first half of calendar 2009 where consumer and business confidence and stock market capitalizations around the world dropped significantly, the last few months of 2009 in India witnessed confidence levels increasing, as investors and consumers gauged that the highly regulated banking system in India did not have the type of serious problems as other developed countries did. With a fairly robust domestic economy, India (along with China) became one of the first countries in the world to emerge from the global crisis and demonstrate respectable GDP growth. While business and trading activity, particularly retail investing, is still nowhere near pre-crisis levels, Indian consumers and businesses have become more confident, resulting in growing domestic demand. We remain optimistic that as the macroeconomic situation stabilizes further, encouraging more retail investors to participate in the growth of the markets, the strength of SMC’s businesses will show further.”

“SMC continued to grow this year, and the planned investments we made to strengthen our business are beginning to bear fruit. We seized the downturn to prudently expand and strengthen our business footprint even further. As a result of this strategy, over the last several years, we have more than doubled both our locations across India as well as the our customer base. While continuing to grow our strong businesses in equities and commodities brokerage and arbitrage, I am pleased to say that this fiscal, we operationalized three new business areas – insurance, wealth management and online trading. We have also formed world-class strategic partnerships with Sanlam Group and Punjab National Bank, seizing on new market opportunities for growth.  I am also pleased to say that we have recently formed a partnership with Morgan Stanley and UBS in India, as described below, to be their partner for distribution of certain public offerings, particularly to our strong base of retail and high net worth (HNI) investors in India. SMC is already one of the largest diversified retail financial services platforms in India, and these partnerships will further boost our strong brand in the capital markets, playing to our strengths as one of the largest retail IPO and financial product distributors in India. While our strategic expansion has had a short-term impact on profitability, we believe that over the medium to long term, it positions us for greater growth and return to profitability. Some notable business highlights from fiscal 2010 are provided below.”

Expansion of pan-India distribution footprint. As of March 31, 2010, SMC:

Increased retail distribution network to 2,200 locations (compared to 1,500 locations as of March 31, 2009; 1,260 locations as of March 31, 2008; 803 locations as of March 31, 2007).

Increased nationwide presence to 430 cities (compared to 375 cities as of March 31, 2009; 325 cities as of March 31, 2008; 208 cities as of March 31, 2007).

Increased customer base: serving the financial needs of 650,000 investors (compared to 550,000 investors as of March 31, 2009; 450,000 investors as of March 31, 2008; 256,000 investors as of March 31, 2007).

Ranked 5th largest retail distribution in India, Prime Data rankings (2009-10).

Growth of new products and services:

Distribution of insurance products: Within the first full year being operational in the insurance area, SMC has developed one of the leading insurance distribution infrastructures in India. SMC has hired and trained a skilled insurance workforce of approximately 3,250  professionals,  setting up two major world-class insurance distribution clusters in Delhi and Mumbai from October 2008 through May 2009, each focused on regional customer outreach. In the first full year of operation, this fiscal, SMC distributed total insurance premium of Rs. 1,911 million (approximately $ 42.5 million), elevating SMC’s status to a leading insurance distributor in India. In the General Insurance category, issued over 104,244 new policies this year, and in the Life Insurance cateogory added 43,293 customers, capable of generating recurring renewal business. In September 2009, the insurance business recorded a first of its kind deal in India – SMC was appointed as the exclusive insurance broker for Honda SEIL Cars India Ltd (the India operations of Honda, one of the worlds leading auto companies), a prestigious achievement that allows us to further grow our insurance capabilities by exclusively providing insurance products and services to the rapidly growing customer base of Honda cars in India. In the first full year being in operation, the insurance business is adding about 11,500 new insurance customers a month, on average. In an article in the Economic Times of India (July 2, 2009) entitled “India Among the Top Ten World Insurance Markets,” notes that with nearly 80% of India’s 1.2 billion population uninsured, even a small increase in penetration will result in large volumes.”

Online trading: SMC has developed a state-of-the-art online trading portal www.moneywisebewise.com, which can provide investors throughout India with real-time trading and investment support and cutting-edge research. To allow us to accelerate our efforts in this growth area, in April 2009, SMC announced an alliance with India’s second-largest public-sector bank, Punjab National Bank, which has over 35 million deposit accounts and over 4,500 locations across India, to provide online trading services to their customers. This fiscal, SMC has integrated its state-of-the-art online trading portal with PNB’s systems, successfully completed a pilot offering to PNB’s clients in the Delhi region, and has begun to roll out services throughout India. To date, SMC has invested in the alliance and trained a large number of the  PNB employees, spread across all over India, who will be the key channels for providing us with new customer opportunities from the PNB network. We have also closely aligned our online and broker-centric trading teams, making a strategic push to convert increasing number of customers from our broker-centric base as well. To date, we have 37,000 on-line customers, who are taking advantage of our state-of-the-art online trading and investment products. With India having the world's youngest working population, online trading has the potential to be fast growing business opportunity, and our efforts to tap new customer growth from our retail network along with PNB’s network, positions us to accelerate our growth in this area.

Wealth Management Services: In July 2009, after obtaining all necessary regulatory and other approvals and licenses in India and South Africa, we launched SMC Wealth Management, our joint venture (JV) with Sanlam Investments, the investment arm of South African financial services firm, Sanlam Group, to take advantage of growth opportunities in India. In a short period of less than one year since we commenced operations with Sanlam, SMC Wealth Management in India has grown assets under management and administration to approximately Rs 2,458 million (approximately $ 54.68 million), despite challenging market conditions, from an earlier base of approximately $10 million. We have set up four major wealth hubs in New Delhi, Mumbai, Calcutta and Bangalore, from which Wealth Management products and services will be offered throughout India. We have hired and trained over 90 skilled wealth management professionals, and the Board appointed Mr. Tienie van der Mescht, who was previously responsible for building the Private Client business for Sanlam in Africa, as CEO of the Wealth Management division, based in New Delhi.

Investment Banking: With improving market conditions in the second half of the year, SMC participated in over 40 capital issues this fiscal. SMC also received an in-principle mandate to be the exclusive retail book running partner of Morgan Stanley India, for the prestigious Coal India IPO, expected to be filed with the regulators shortly, and expected to be the largest IPO in India to date. SMC has also received an in-principle mandate to be book running partner of UBS, for the Hindustan Copper FPO offering, expected to be filed with the regulators shortly. These coveted investment banking partnerships with UBS and Morgan Stanley play on our strength as one of the largest diversified retail financial services platforms in India (SMC is ranked 5th largest IPO distributor in India in the retail and high-net-worth (HNI) category, Prime Data ranking, 2009).

To maintain this pace of growth and also to lay the foundation for new business opportunities, SMC invested significantly in infrastructure in fiscal 2010, making planned investments, attracting quality staff, expanding locations, improving technology, and adding new products and services. Accordingly the strength of our platform and offerings has grown this year – SMC has over 20,500+ employees and independent financial advisors (compared to 12,000+ employees and independent financial advisors last fiscal year), serving over 650,000 customers through our 2,200 locations in 430 cities, across India.

F. Jacob Cherian, Chairman and CEO of MIAC added, “Improving market conditions have allowed SMC to demonstrate a respectable growth in revenues for this fiscal year, compared with last year. SMC is using this downturn by investing in its business to prudently expand and add new customers, products and services. SMC’s retail footprint across India is impressive – and is amongst the largest retail footprints in the country. As noted above, the planned investments being made into new business areas such as insurance and wealth management, are just beginning to bear fruit. Overall, we remain optimistic that the significant investments and achievements made in strengthening SMC’s business will bear fruit, as the credit crisis recedes and the investing environment normalizes in India and around the world.”

Suhel Kanuga, President and CFO of MIAC added, “In addition to the considerable achievements noted above, SMC has also made great strides in increasing the value of its brand in India. By forming niche, world-class partnerships with leading domestic and international firms, SMC has not only accelerated its growth but also solidified its brand and trust it enjoys with specifically with investors, and more generally, with the capital markets. SMC has also built a coveted equity and commodity investment research team, that is well regarded among investors and is frequently cited in media throughout India. The solid growth and achievements of SMC, coupled with the increase in its brand value, has made SMC one of the most watched companies in the retail financial services space in India.”

About SMC Global

Headquartered in New Delhi, SMC Global is a full service financial services firm. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative arbitrage and trading, on-line trading services, investment banking, custodial services, clearing services, and distribution of mutual funds, IPOs and insurance products, and wealth management services. For the year ended March 31, 2010, it was one of the most active trading firms in India, averaging over 335,000+  trades per day. SMC  continues to grow, and has one of the largest retail investor networks in India today, serving the needs of 650,000  investors presently. The retail distribution footprint in India has expanded from the last fiscal year, taking the total to over 2,200 locations, as of March 31, 2010. Currently, SMC has approximately 6,500+  employees and a rapidly expanding retail distribution network of more than 13,900+ independent financial advisors, in over 430 cities across the India. More information regarding the SMC can be found at www.smcindiaonline.com.

About Millennium India Acquisition Company Inc.

As of February 15, 2010 MIAC’s principal asset is its ownership of a 15.14% equity interest in SMC Global. SMC Global is comprised of SMC Global Securities Limited ("SMC") and SAM Global Securities Limited ("SAM"). SAM was successfully amalgamated with SMC through an amalgamation process recently approved by the Indian High Court. More information regarding . Millennium India Acquisition Company Inc. can be found at www.milcapital.com.

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Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Federal securities laws about MIAC and SMC Global. Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of MIAC to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief," "expects," 'intends," "anticipates," "plans," or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in MIAC's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Additionally, any information of SMC Global is provided by SMC Global and any financial information of SMC Global is prepared by SMC Global and derived from financial statements prepared in accordance with U.S. generally accepted accounting principles. Such financial information does not conform to the requirements of Regulation S-X under the Securities Act of 1933, as amended. Statements included in this press release are based upon information known to MIAC as of the date of this press release, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.